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                                   Exhibit 5.1

March 27, 2008

CCFNB Bancorp, Inc.
232 East Street
Bloomsburg, PA 17815

RE: CCFNB BANCORP, INC., REGISTRATION STATEMENT ON FORM S-4 (REGISTRATION NO. 333-149690), AS AMENDED ON MARCH 27, 2008

Ladies and Gentlemen:

We have acted as counsel to CCFNB Bancorp, Inc., a Pennsylvania corporation (the "COMPANY"), in connection with the filing of the above-referenced Registration Statement (the "REGISTRATION STATEMENT"), as amended, under the Securities Act of 1933, as amended (the "ACT"), with the Securities and Exchange Commission (the "SEC"). The REGISTRATION STATEMENT relates to the proposed offering and sale of up to 1,030,407 shares (the "SHARES") of common stock, par value $1.25 per share, of the COMPANY in connection with the merger (the "MERGER") of Columbia Financial Corporation ("COLUMBIA FINANCIAL") with and into the COMPANY pursuant to the Agreement and Plan of Reorganization, dated as of November 29, 2007, between the COMPANY and COLUMBIA FINANCIAL (the "PLAN OF REORGANIZATION"),

In connection with this opinion letter, we have examined the REGISTRATION STATEMENT, as amended, and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation and Bylaws of the COMPANY and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, and assuming (i) that the conditions to closing the MERGER are satisfied or waived including, without limitation, that the requisite votes by COMPANY and COLUMBIA FINANCIAL stockholders regarding the approval and adoption of the PLAN OF REORGANIZATION are obtained, (ii) the receipt of required regulatory approvals, and (iii) the proper filing of Articles of Merger with the Secretary of the Commonwealth of Pennsylvania, we are of the opinion that the SHARES have been duly authorized by the COMPANY and, when issued by the COMPANY and delivered by the COMPANY against receipt of shares of COLUMBIA FINANCIAL common stock in the manner contemplated by the REGISTRATION STATEMENT, as amended, and in accordance with the PLAN OF REORGANIZATION, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5.1 to the PRE-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT (Commission File No. 333-149690) and to the reference to us under the caption "VALIDITY OF CCFNB BANCORP COMMON STOCK" in the joint proxy statement/prospectus included in the REGISTRATION STATEMENT, AS AMENDED. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the SEC thereunder.

Sincerely,


/s/ SAIDIS, FLOWER & LINDSAY


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